SECURITIES AND EXCHANGE COMMISSION

_________________________

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________________

FRENCH PEAK RESOURCES INC

(Exact Name of Small Business Issuer in its Charter)

DELAWARE	----
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

300 Park Avenue Suite 1700

New York, New York 10022

212.572.6395

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

ROBERT WATERS

PRESIDENT

FRENCH PEAK RESOURCES INC

300 Park Avenue Suite 1700

New York, New York 10022

212.572.6395

PHONE

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.

ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204

Manalapan, New Jersey 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Title of Each Registration fee

Common Stock, par value $0.001	3,500,000	$0.02	$70,000	$8.24

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.02 is a fixed price at which the selling security holders will sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY---, 2006

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATESAS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME\ EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

FRENCH PEAK RESOURCES INC

3,500,000 SHARES

COMMON STOCK

Our selling stockholders are offering to sell 3,500,000 shares of our common stock. Currently, our common stock is not trading on any public market. Although there is no established public trading market for our securities we intend to seek a market maker to apply for a quotation on the OTC Electronic Bulletin Board once this registration statement is deemed effective. The 3,500,000 shares of our common stock will be sold by selling security holders at a fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $12,700.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVED A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is January , 2006

TABLE OF CONTENTS

ABOUT OUR COMPANY	1

HOW OUR COMPANY IS ORGANIZED	1

WHERE YOU CAN FIND US .	1

SUMMARY FINANCIAL DATA	1

RISK FACTORS	2

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS	5

USE OF PROCEEDS	6

PENNY STOCK CONSIDERATIONS	6

MANAGEMENT’S DISCUSSION AND ANALYSIS	6

DISCRIPTION OF BUSINESS	7

DESCRIPTION OF PROPERTY	12

MANAGEMENT	15

PRINCIPAL STOCKHOLDERS	18

SELLING STOCKHOLDERS	19

PLAN OF DISTRIBUTION	20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21

DESCRIPTION OF SECURITIES	21

INDEMNIFICATION OF DIRECTORS AND OFFICERS	22

WHERE YOU CAN FIND MORE INFORMATION	22

TRANSFER AGENT	23

LEGAL MATTERS	23

EXPERTS	23

INDEX TO FINANCIAL STATEMENTS	F-1

ABOUT OUR COMPANY

French Peak Resources Inc. is a resource exploration stage company that was formed on May 5, 2005. We are not a blank check company as defined in Rule 419 of Regulation C, and we have not been formed for the purpose of arranging an acquisition.

On July 15, 2005, we entered into a Property Acquisition Agreement (“Property Acquisition Agreement”). Pursuant to the Property Acquisition Agreement, we acquired an option to purchase a 100% interest in a mineral claim less a 21/2% Net Smelter Royalty and a 71/2% Gross Rock Royalty. We refer to the mineral claim as the FRENCH mineral claim. Pursuant to the agreement, all of the rights, title and interest in the FRENCH mineral claim were transferred to Robert Waters, our president, with a Trust Agreement dated December 15, 2005 for Mr. Waters holds a Free Miner License with the B.C. Mineral Titles Branch. We are required to pay the vendor $66,500 for the FRENCH claim. We have expended $46,500 in relation to our acquisition of the FRENCH mineral claim.

We purchased this specific mineral claim based upon the recommendation of George Nicholson, P. Geo., our consulting geologist. Mr. George Nicholson will carry out all of our exploration work and is responsible for filing geological assessment reports with the B.C. Mineral Titles Branch in respect of our exploration expenditures. The FRENCH mineral claim is located 65 km northeast of Smithers, BC; in the Suskwa River drainage. The claim is accessed by helicopter from Smithers. A major logging road up the Suskwa River comes within 15 km of the property. A bulldozer track following the Suskwa River runs 2 km south of the property.

The Property Acquisition Agreement obligates us to incur sufficient exploration expenditures to keep the claim in good standing. We intend to explore the FRENCH claim property with the intent of putting the property into commercial production should both a feasibility report recommending commercial production be obtained and a decision to commence commercial production be made. It is possible that results may be positive from the exploration program, but not sufficiently positive to warrant proceeding at a particular point in time. To date, we have not commenced our exploration program on this property.

Our plan of operations is to conduct mineral exploration activities on the FRENCH mineral claim in order to assess whether this claim possesses commercially exploitable mineral deposits. Our exploration program is designed to explore for commercially viable deposits of copper minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on our mineral claim. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claim.

Prior to acquiring the FRENCH mineral claim, we retained the service of Mr. Nicholson, a professional consulting geologist. After we acquired the FRENCH claim our consultant prepared a geological report on the mineral exploration potential of the claim. Included in this report is a recommended initial exploration program with a budget of $16,000. All dollar amounts provided in this prospectus are stated or quantified in U.S. currency.

The mineral exploration program, consisting of geological mapping and sampling, is oriented toward defining drill targets on mineralized zones within the FRENCH mineral claim.

At this time, we are uncertain of the number of mineral exploration phases we will conduct before concluding that there are, or are not, commercially viable minerals on our claim. Further phases beyond the current exploration program will be dependent upon a number of factors such as our consulting geologist’s recommendations based upon ongoing exploration program results and our available funds.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of November 30, 2005, we had $23,514 cash on hand and liabilities in the amount of $650. Accordingly, our working capital position as of November 30, 2005 was $22,864. Since our inception through November 30, 2005, we have incurred a net loss of $59,136. We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business. Our working capital may be sufficient to enable us to perform limited exploration phases beyond the first geological exploration phase on the property. Accordingly, we may require additional financing in the event that further exploration is needed.

Our fiscal year end is November 30.

We have not generated any revenue to date, and we have a total accumulated deficit of $59,136. During the next 12 months our general and administrative expenses are expected to average $200 per month. We will need to raise additional capital to continue our operations, and there is no assurance we will be successful in raising the needed capital. We plan on raising additional funds through public or private debt or sale of equity to achieve our current business strategy. However, at this time, we do not have any lines of credit or other forms of financing available to us. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.02 was determined by the price at which shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders will sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations and balance sheet data from inception (May 5, 2005) through November 30, 2005 are derived from our audited financial statements.

The operating results for the period ended November 30, 2005 are not necessarily indicative of the results to be expected for the full year or for any future period.

Statement of Operations Data:

From Inception Through November 30, 2005

REVENUE	$0

GROSS PROFIT OR (LOSS)	$0

GENERAL AND ADMINISTRATIVE EXPENSES	$12,636

GENERAL EXPLORATION	$46,500

OPERATING LOSS	$(59,136)

As of November 30, 2005

Balance Sheet Data:

Cash	$23,514
Receivables	$0
Property and Equipment	$0

Total Assets	$23,514

Accounts Payable	$0
Accrued Expenses	$650

Stockholders Equity	$22,864

Total Liabilities and Equity	$23,514

WHERE YOU CAN FIND US

Our corporate offices are located at 300 Park Avenue Suite 1700 New York, New York 10022. Our telephone number is 212.572.6395.

RISK FACTORS

You should carefully consider the following risk factors and other information in this prospectus before deciding to become a shareholder of our common stock.

Your investment in our common stock is highly speculative and involves a high degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

WE CURRENTLY HAVE NO MINERAL RESERVES AND CONSEQUENTLY NO INCOME, THEREFORE WE WILL REQUIRE ADDITIONAL FUNDS TO IMPLEMENT OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO MAINTAIN BUSINESS OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to implement our current business strategy of exploration on the property located in north central British Columbia. We are a small operation and accordingly we must limit our exploration. If we have to limit our exploration because of a lack of financing, we may not find sufficient copper even though our property may contain copper. Financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. Therefore, you may be investing in a company that will not have the funds necessary to commence operations. Our inability to obtain financing would have a material adverse effect on our ability to implement our exploration strategy, and as a result, could require us to diminish or suspend our exploration strategy and possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay exploration programs.

In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated in May 2005 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $59,136. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

-	our ability to locate a profitable mineral property
-	our ability to generate revenues by developing and marketing the minerals that may be found in such property.
-	our ability to raise the capital necessary to continue exploration of the property.

Based upon current plans, we expect to incur operating losses in future periods. Such expenses will result from the research and exploration of our mineral properties. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

WE HAVE NO PROVEN RESERVES, AND WE CANNOT GUARANTEE WE WILL FIND COPPER. IF WE FIND COPPER RESERVES, THERE CAN BE NO GUARANTEE THAT PRODUCTION WILL BE PROFITABLE.

We have no proven copper reserves. Even if we find that there is copper on our property, we cannot guarantee that we will be able to develop and market the copper. Even if we produce copper, we cannot guarantee that such production will be profitable.

WE WILL NEED ADDITIONAL CAPITAL TO PAY THE PROPERTY OPTION PAYMENTS.

We are obligated to pay a final option payment of $20,000 on June 15, 2007. If we fail to pay this payment, we will lose the FRENCH claim and be forced to cease business operations.

WE MAY NOT HAVE ACCESS TO ALL OF THE SUPPLIES AND MATERIALS WE NEED TO BEGIN EXPLORATION WHICH COULD CAUSE US TO DELAY OR SUSPEND OPERATIONS.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products, equipment and materials we need, we will have to suspend our exploration plans until we do find the products, equipment and materials we need.

IF WE DO NOT FIND COPPER ORE, WE WILL CEASE OPERATIONS.

Our success depends on finding copper ore reserves. If we do not find copper reserves or we cannot remove and sell the copper, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

THE PRODUCTION OF MINERALS IN BRITISH COLUMBIA REQUIRES THE APPROVAL OF APPLICABLE GOVERNMENTAL AGENCIES. IF WE ARE UNABLE TO OBTAIN SUCH APPROVAL, WE WILL NOT BE ABLE EXECUTE OUR BUSINESS PLAN AND WE WILL CEASE OPERATIONS.

The production of minerals requires the approval of certain government agencies. There is no guarantee that we will obtain this approval. The costs and delay of obtaining such approval cannot be known in advance, but could potentially have a material effect on our business operations. Accordingly, we may not become profitable even if we do locate minerals on our property due to the potential withholding of such production approval.

OUR REVENUES ARE DEPENDENT ON THE MARKET PRICE OF MINERALS. IF THE CURRENT MARKET PRICE OF MINERALS IS NOT FAVORABLE, WE WILL NOT BE PROFITABLE.

The prices of minerals are subject to market fluctuations. Even if we are able to locate and produce copper or other minerals from our properties, our revenues could be materially affected by the current market price of such minerals.

IT IS POSSIBLE THAT THERE MAY BE NATIVE OR ABORIGINAL CLAIMS TO OUR PROPERTY WHICH COULD AFFECT OUR ABILITY TO EXPLORE THIS PROPERTY.

Although we believe that we have the right to explore this property, we cannot substantiate that there are no native or aboriginal claims to our property. If a native or aboriginal claim is made to this property, it would negatively affect our ability to explore this property. If it is determined that there is a legitimate claim to this property then we may be forced to return this property without adequate consideration. Even if there is no legal basis for such claim, the costs involved in resolving such matter may force us to delay or curtail our exploration completely.

WE DEPEND ON ACQUISITIONS OF SUITABLE EXPLORATION PROPERTIES FOR GROWTH AND SUCCESSFUL INTEGRATION OF COMPLETED ACQUISITIONS.

Our ability to execute our growth strategy depends in part on our ability to identify and acquire desirable exploration properties to acquire. There can be no assurance that we will finalize and close any transactions or be able to identify suitable acquisition of exploration properties or, if such candidates are identified, to negotiate their acquisition at prices or on terms and conditions favorable to us. Our failure to implement our acquisition strategy successfully could limit our potential growth.

We compete for the acquisition of suitable exploration properties with other entities, some of which have greater financial resources than us. Increased competition for such candidates may result in fewer acquisition opportunities being available to us, as well as less attractive acquisition terms, including increased purchase prices. These circumstances may increase acquisition costs to levels that are beyond our financial capability or pricing parameters or that may have an adverse effect on our results of operations and financial condition.

We believe the property selection process will evolve over time. Initially we will seek exploration properties held by individuals or small private corporations. We need to diversify our property holdings to improve the likelihood that we secure a property that can be developed into a mine. The properties will be paid for by cash, the issuance of shares of our company, or a combination of the two. The issuance of shares of our company may have the effect of diluting your investment.

In the future, the implementation of our growth strategy will depend on our ability to successfully integrate and develop any exploration properties acquired. Because we have been in business for a short time and have not had experience in integrating acquired exploration properties, there can be no assurance that our management team will succeed in integrating our future acquisitions or to fully realize expected cost savings, economies of scale or other business efficiencies. Any difficulties we encounter in the integration process could have a material adverse effect on our business, financial condition and results of operations.

A LARGE NUMBER OF OUR SHARES ARE HELD BY ONE INDIVIDUAL. SPECIFICALLY ROBERT WATERS OWNS 77.4% OF OUR COMMON STOCK. HIS CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK.

Robert Waters owns 12,000,000 shares of our common stock. Accordingly, for as long as Mr. Waters own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and will exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold through this offering, your ability to cause a change in our operations is eliminated. As such, the value attributable to the right to vote your shares is limited. This concentration of ownership could result in a reduction to the value of our common shares you own because of the ineffective voting power and could have the effect of preventing us from undergoing a change of control in the future.

THE LOSS OF OUR KEY MANAGEMENT STAFF, ROBERT WATERS, WOULD BE DETRIMENTAL TO OUR BUSINESS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Robert Waters, our sole officer and director. As we currently have no suitable replacements in the event of his departure, the loss of services of Robert could have a material adverse effect on our business, financial condition or results of operation.

OUR SOLE OFFICER AND DIRECTOR HAS A CONFLICT OF INTEREST IN THAT HE IS AN OFFICER AND DIRECTOR OF OTHER COMPANIES WHICH WILL PREVENT HIM FROM DEVOTING FULL-TIME TO OUR OPERATIONS WHICH MAY AFFECT OUR OPERATIONS.

Our sole officer and Director have a conflict of interest in that he is an officer and director of other companies. His other activities will prevent him from devoting full-time to our operations. This will slow our operations and may reduce our financial results because of the slow down in operations. Mr. Waters is expected to spend approximately eighty (80) hours per month on our business. However, Mr. Waters may spend additional time as needed if we are successful in obtaining additional funding.

OUR MANAGEMENT HAS MINIMAL EXPERIENCE IN THE MINING/MINERAL EXPLORATION INDUSTRY.

Robert Waters has limited prior experience in the mining or mineral exploration industry. This lack of experience could have a detrimental effect on our business.

WEATHER INTERRUPTIONS IN THE PROVINCE OF BRITISH COLUMBIA MAY AFFECT AND DELAY OUR PROPOSED EXPLORATION OPERATIONS.

While we plan to conduct our exploration year round, it is possible that snow or rain could cause roads leading to our claim to be impassible. When roads are impassible, we will be unable to continue exploration work. In addition, severe weather may interfere with our exploration processes.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities indefinitely.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus under “Risk Factors,” Plan of Operation,” “Business,” and elsewhere are forward- looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our or our industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.”

In some cases, you can identify forward-looking statements by the words “believe,” “expect,” “anticipate,” “intend” and “plan” and similar expressions or the negative of these terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward- looking statements.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our Regulation D Rule 506 private placement in October 2005.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. On November 30, 2005 we had $23,514 cash in the bank. We estimate that in order to carry forward to the next 12 months we will need $18,400 to pay for office expenses and an exploration program. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has experienced losses from inception. The Company’s financial position and operating results raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Organization

We were organized as a Delaware Corporation on May 5, 2005 for the purpose of locating and developing copper exploration properties in British Columbia.

Overview

Pursuant to our business plan we searched for available copper mineral exploration properties in North Central British Columbia. In July 2005, we entered into an option agreement with David Deering to acquire a 100% interest in the FRENCH claim. Our mineral claim is located 65 km northeast of Smithers in the Province of British Columbia. The property can be acquired from Deering by paying him option payments totalling $66,500. After we have earned our 100% interest in the FRENCH claim, the property will be subject to a 2½% Net Smelter Return (“NSR”) of which 1 1/2% can be purchased for $1,000,000. However, if we are unable to delineate commercial quantities of copper on the FRENCH claim we may have to cease operations on the FRENCH claim. We would seek out other properties with mineral potential to carry out exploration programs to replace the FRENCH claim.

Our ability to execute our growth strategy depends in part on our ability to identify and acquire desirable acquisition candidates consisting of suitable exploration properties. Initially we will seek exploration properties held by individuals or small private corporations. We need to diversify our property holdings to improve the likelihood that we secure a property that can be developed into a mine. There can be no assurance that we will finalize and close any transactions or be able to identify suitable acquisition candidates or, to negotiate their acquisition at prices or on terms and conditions favorable to us.

Property Option Payments

Pursuant to our agreement, we are required to pay Mr. Deering two option payments to keep our agreement in good standing. We paid $46,500 in November 2005 and are required to pay a further $20,000 by June 15, 2007.

Exploration stage expenses from inception through November 30, 2005 were $46,500 for general exploration costs related to the mineral rights of the exploration property and $12,636 of general and administrative costs for a total expense of $59,136 as captioned in the financial statement’s statement of operations. Fees were incurred in the start-up costs of our company as well as the fees to prepare our audited financial statements and this registration statement. These fees were included in the general and administrative expense as discussed in this paragraph.

Our plan of operations for the next twelve months is to continue exploration activities on the property. We are planning to spend $16,000 on further exploration on the property. If we are successful in raising sufficient capital we hope to carry out most or all of the work described under Further Exploration in the FRENCH Claim section of this prospectus in the next twelve months. We are current in all of our obligations.

The following is a 12 month budget:

Exploration and site work (samples)	16,000
General and administrative	2,400
Total	$18,400

At present, we do not have sufficient cash on hand to complete the filing of this prospectus and meeting our exploration, general and administration expenses and we must raise more capital by April, 2007 to carry out further exploration programs to maintain our interest in the FRENCH claim. If we are unable to raise sufficient capital to meet our obligations we could lose our interest in the properties or a portion thereof. We intend to pursue financing activities in the fall of 2006.

We plan to raise a minimum of $45,000 to continue minimum exploration of our properties during the next 12 months through a private placement of debt, convertible securities, or common equity. If we are successful in raising the necessary capital, we may have to significantly dilute the current shareholders. We plan to initially offer the debt or equity to our current shareholders and management. If we are not successful in raising the required capital, we will offer our debt or equity to new investors. At present, we have no specific plans regarding a debt or equity offering, but intend to actively commence raising the required capital during the fall of 2006. As an alternative to raising capital through the selling of debt or equity, we will attempt to negotiate a joint venture with an industry partner. If the company is required to enter into a joint venture, we could end up with a minority interest in our properties. We have not contacted another party in the industry regarding a joint venture. There is no assurance we will raise the necessary capital, therefore there is a significant risk that the company may have to abandon or reduce the size of our property.

HOW OUR COMPANY IS ORGANIZED

We were incorporated under the name French Peak Resources, Inc. in the State of Delaware on May 5, 2005. Since May 2005, we have spent a total of $46,500 for research and exploration for the first payment on the Option Agreement. This amount represents the total amount expended on research and exploration to date. All of such expenses were used to research the prospective resources and exploration.

We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

DESCRIPTION OF BUSINESS

We are a Delaware corporation formed on May 5, 2005 to search for available properties in north central British Columbia. In July 2005, we entered into an agreement which was negotiated at arms length with David Deering to acquire a 100% interest in the FRENCH claim. The FRENCH claim is situated approximately 65 kilometers northeast of the Smithers, British Columbia. The property can be acquired from Deering by paying a total of $66,500 in two option payments. The property is subject to annual advance Royalty payments of $20,000 commencing January 17, 2010. After we have earned our 100% interest in the FRENCH claim, the property will be subject to a 2½% Net Smelter Return (“NSR”) of which 1 ½% can be purchased for $1,000,000 within 12 months of the commencement of commercial production. The property is also subject to a 71/2% Gross Rock Royalty which will due upon the property reaching commercial production.

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own a 100% interest in a mineral claim that we refer to as the FRENCH mineral claim. Further exploration of this mineral claim is required before a final determination as to their viability can be made. Although there is evidence of exploratory work on the claim conducted by prior owners, reliable records of this work are limited. Our plan of operations is to carry out exploration work on this claim in order to ascertain whether it possess commercially exploitable quantities of copper. We will not be able to determine whether or not our mineral claim contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability. Mr. Waters, our president, has not visited our mineral claim.

Once we receive the results of our first exploration program, our board of directors in consultation with our consulting geologist will assess whether to proceed with further exploration. Our initial program will cost approximately $16,000 and the report of our consulting geologist should be available in December 2007. In the event that a follow-up exploration program is undertaken, the costs are expected to be approximately $85,000 and the geologist’s report should be available by fall of 2007. The existence of commercially exploitable mineral deposits in the FRENCH mineral claim is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration program. If we are unable to delineate commercial quantities of copper on the FRENCH claim we may have to cease operations on the FRENCH claim. We would seek out other properties with mineral potential to carry out exploration programs to replace the FRENCH claim.

Acquisition of the FRENCH mineral claim

We entered into an agreement with David Deering to acquire a 100% interest in the FRENCH claim. The FRENCH claim is situated approximately 65 kilometers northeast of the Smithers, British Columbia. The property can be acquired from Deering by paying a total of $66,500 in two option payments. A total of $46,500 has been paid as required by the agreement. The property is subject to annual advance Royalty payments of $20,000 commencing January 17, 2010.

Property Option Payments

We are required to pay Deering two option payments to keep our Agreement in good standing. We must pay Deering a total of $66,500 to secure our 100% interest in the FRENCH claim. The payments are outlined in the table that follows:

Option Payments

Payment	Amount	Status/Date Due
Initial	$ 46,500	Paid Nov-05-06
Final	$ 20,000	Jun-15-07
Total	$ 66,500

After we have earned our 100% interest in the FRENCH claim, the property will be subject to a 2½% Net Smelter Return (“NSR”) of which 1 ½% can be purchased for $1,000,000 within 12 months of the commencement of commercial production.

In order to minimize cost and any inconvenience, we have not registered the FRENCH mineral claim in our name with the B.C. Mineral Titles Branch but have registered the claim in the name of our President, Robert Waters, who holds the FRENCH claim in trust. We intend to register the claim in our name following the completion of our second exploration program. George Nicholson our geologist is responsible for filing geological assessment reports with the B.C. Mineral Titles Branch in respect of our exploration expenditures.

We selected these properties based upon the advice of Mr. Nicholson. In his report dated August 31, 2005, our consultant recommended that we launch an initial exploration program on our claim which will cost us approximately $16,000. As our consulting geologist, Mr. Nicholson, has performed the research on public exploration documents. Mr. Nicholson has not conducted the prospecting, mapping, and sampling or rock and soil sample assays which are required to complete the first phase of the exploration program. We expect that this work will be completed in the fall of 2006.

George Nicholson is an independent geological consultant offering professional geological, exploration, and consulting services. He has been in business for 19 years. As such, he has been engaged to provide these services for various clients located in North America. George Nicholson is a graduate of the University of British Columbia with Bachelor of Science degree in geology. He is a member of the Association of Professional Engineers and Geoscientists of British Columbia. He is capable of developing mineral projects, initiating exploration programs from the “grass roots” level and carrying these projects through all phases of exploration to the mining feasibility stage. George Nicholson is also a free miner in British Columbia. He is qualified to write and submit reports to the British Columbia Ministry of Energy and Mines for assessment work purposes.

Upon the completion of the initial exploration phase, we intend to request that our consulting geologist review the results of the exploration program and report back to us with his recommendations, if any, with regard to further exploration programs. To date, we completed the research of public exploration documents in the preparation of the geological report.

The eventual goal is to explore the FRENCH claim property with the intent of putting the property into commercial production should both a feasibility report recommending commercial production be obtained and a decision to commence commercial production be made. The feasibility report refers to a detailed written report of the results of a comprehensive study on the economic feasibility of placing the property or a portion of the property into commercial production. It is possible that results may be positive from the exploration program, but not sufficiently positive to warrant proceeding at a particular point in time. World prices for minerals may dictate a delay in proceeding. Due to the fluctuation in the prices for minerals, it is also possible that mineral exploration ventures may not be profitable resulting in our inability to attract funding from investors to finance further exploration.

Description and Location of the FRENCH mineral claim

The FRENCH mineral claim is a mineral claim located within the Omineca Mining Division of British Columbia.

Name	Record Number	Units	Anniversary Date
FRENCH 1	503975	183.83	January 17, 2007

The FRENCH group total area is 183.83 hectares. For assessment purposes in British Columbia, assessment work of $4.00 per hectare per year is applicable for years 1 through 3, increasing thereafter to $8.00 per hectare. In addition, filing fees of $0.40 per hectare are due in years 1-3 rising to $0.80 thereafter. It is our intention to continue exploration work and expend the necessary amounts to maintain our claim in good standing.

Annual Assessment Work and Filing Fees

The FRENCH claim will require that the annual minimum amount of exploration work that must be expended and filed along with an engineering report describing the work. The report and the description of the work must be accepted by the BC Government. The following table computes the actual minimal amount of acceptable work expenditures to be incurred. Any work carried out in a year that exceeds the minimal annual requirement, that excess dollar amount can be carried forward to future years.

Annual Assessment Work and Filing Fees

Date	Assessment per ha	Filing Fee per ha	Total Cdn$	Acc Total

17-Jan-07	$4.00	$0.40	$809	$809
17-Jan-08	$4.00	$0.40	$809	$1,618
17-Jan-09	$4.00	$0.40	$809	$2,427
17-Jan-10	$8.00	$0.80	$1618	$4044

It is our intention to apply all funds expended on our FRENCH mineral claim as assessment work on the claim. In the event that all $16,000 of our first stage exploration program funds are expended prior to January 17, 2007 that amount of expenditure will hold the claim in good standing for approximately ten years.

The Province of British Columbia owns the land covered by the mineral claim. Currently, we are not aware of any native land claim that might affect our title to the mineral claim or to British Columbia’s title of the property. Although we are unaware of any situation that would threaten our claim, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. If we should encounter a situation where a native person or group claims an interest in our claim, we may choose to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in this claim.

Prior to the expiration dates listed above, we plan to file for an extension of our mineral claim. In order to extend the expiration dates of a mineral claim, the government requires either (1) completion of exploration work on the mineral claim valued at an amount stipulated by the government and the payment of a filing fee; or (2) payment to the Province of British Columbia in lieu of completing exploration work to maintain the mineral claim. A maximum of ten years of work credit may be filed on a claim. If the required exploration work expenditure is not completed and filed with the Province in any year or if a payment is not made to the Province of British Columbia in lieu of the required work within this year, the mineral claim will lapse and title with revert to the Province of British Columbia.

Geological Exploration Program in General

Mining Business in British Columbia

The mining industry in the 1990s was plagued by an anti-mining government, First Nations land claims and low commodity prices. In a 2002 report prepared by the Fraser Institute, a Canadian think tank, British Columbia was ranked a lowly 44th out of 64 world-wide mining districts. Soon after the new British Columbia provincial government was voted in 2001, it established a task force with a mandate to review the negative issues and to recommend policies to improve the mineral exploration investment back to the province. The government enacted incentives to change the tax regime, for the streamlining of regulatory and approval processes, for the extension of private investor tax breaks and to develop land management plans that provide security for the land base. The British Columbia government released “The B.C. Mining Plan” in January 2005 helping to focus British Columbia’s resources to ensure that the province remains globally competitive in the mineral extraction sector.

British Columbia has eight operating mines, of which six produce copper. The exploration expenditures bottomed out at $25.0 million Cdn in 2001 and were over $100.0 million Cdn in 2004, according to the B.C. Mine Plan.

The B.C. Mine Plan outlines the following:

•	B.C. Mineral potential is good
•	B.C. Has untapped reserves of metals
•	Competitive taxes
•	Streamlined regulatory requirements
•	Electricity rates are among the lowest in North America
•	Highly skilled work force
•	Well developed infrastructure

The plan addresses a range of factors that set the stage for a healthy mining industry that delivers community benefits and is sustainable for years to come.

The Canadian Federal Government and the Provinces offer very attractive tax breaks for investors in exploration companies. The Federal and Provincial Tax Credits are a tax advantage investment that is made into a company carrying out grassroots exploration work in Canada. The mining company enters into an agreement with an investor and “flow-through mining expenditure” is incurred by the company and the individual can claim over 100% of that investment off earned income. The B.C. Government will grant in addition to the Federal 15% tax credit a further 20% non-refundable tax credit for qualified investments made in new B.C. mineral exploration. Hence, an investor who is taxed at the highest marginal rate would receive a 141% tax deduction from earned income. The company must be publicly trading in order to deal with this tax advantage investment.

North Central British Columbia

The area covered by the FRENCH claim is underlain by Jurassic to Lower Cretaceous Bowser lake Group sediments which have been intruded by Late Cretaceous Bulkley Intrusions.

The sediments are comprised of siltstone to conglomerate with minor interbedded volcaniclastic rocks. The intrusive rocks can be divided into 3 units. An early quartz monzonite was intruded by a feldspar porphyry which was in turn intruded by a Biotite Feldspar porphyry.

Post mineralization dykes with magnetite intrude earlier rocks. Major north-south, and east-west fault/lineaments transect the area.

FRENCH Claim

We have selected the FRENCH claim because of promising geology and the geochemical signature. The FRENCH claim is situated approximately 65 km northeast of Smithers, British Columbia; in the Suskwa River drainage. The French Peak claim is located in the Omineca Mining Division on N.T.S. Map sheet 93M/7W.

At present, the claims are accessed by helicopter from Smithers. A major logging road up the Suskwa River comes within 15 km of the property. A bulldozer track following the Suskwa River runs 2 km south of the property.

Climatic Conditions

The FRENCH claim covers an alpine plateau and treed creek valleys at an average of 1500 metres. French Peak is a conical feature 3 km east of the property. The property area is mostly overburden covered. Alpine vegetation occurs above 1800 meters while mature spruce, hemlock and cedar forests occur at lower elevations. Given the location in north central BC, winters are cold with average temperatures of -20°C to -30°C and 3-5 metres of snow. Snowfall lasts from mid-October to mid-June. Summers are dry and cool with temperatures averaging only 15°C.

The property is 65 km northeast from Smithers, a major infrastructure hub for the region. All services are available here: airports, roads, rail, hospitals, police, groceries and supplies, heavy equipment and qualified equipment contractors.

Geology of the FRENCH Mineral Claim

The FRENCH claim is underlain by Jurassic to Lower Cretaceous Bowser lake Group sediments which have been intruded by Late Cretaceous Bulkley Intrusions. The sediments are comprised of siltstone to conglomerate with minor interbedded volcaniclastic rocks. The intrusive rocks can be divided into 3 units. An early quartz monzonite was intruded by a feldspar porphyry which was in turn intruded by a Biotite Feldspar porphyry. Post mineralization dykes with magnetite intrude earlier rocks. Major north-south and east-west fault/lineaments transect the area. The sediments have been hornfelsed by the Bulkley Intrusions. Within the intrusive rocks, especially along the western contact with the hornfelsed sediments, moderate to locally intense kaolinization and weak to moderate silicification occur. An extensive pyrite halo, 2 km wide in an east-west direction by 1.5 km in a north-south direction, can be traced on the property.

Sulphide mineralization increases with increasing alteration intensity. Sulphides are predominately pyrite (2 to 5%, locally 20%), with lesser chalcopyrite, galena, sphalerite, tetrahedrite and arsenopyrite.

Pyrite occurs disseminated within the sediments and intrusive rocks and within later quartz ( calcite stringers. The remaining sulphides are found primarily in late stage Quartz stringers. Massive pyrite ( arsenopyrite veins (1 to 10 cm wide), occur locally.

Results from rock chip sampling of bulldozer trenches ranged from trace mineralization to 33.5 metres of 0.22% Cu, 1.1 oz/ton Ag. Drilling results form 6 holes averaged around 0.1% Cu with 0.02% molybdenite. The best drill intersection was 27.5 metres with 0,22% Cu, 0.011% Mo. Only one gold assay is reported from the trenching and drilling programs. Later chip sampling of the trenches returned results as high as 0.21 ppm Au. A grab sample of sulphide rich float assayed 7.05 ppm gold and 700.8 ppm silver.

Sufficient exploration has not been conducted to determine if this deposit contains mineralization in sufficient concentration or quantity to be economically mineable.

Exploration Potential

Our consulting geologist concluded that the FRENCH mineral claim exhibits an environment favorable to the discovery of economic deposits of copper where broad zones of intense alteration and metallic mineralization has been explored by surface geology and soil geochemical studies. Our geological consultant further concludes that mineralization on the French Peak property is now being viewed primarily as copper-gold-silver in a porphyry stock work setting. Late stage cross-cutting quartz-calcite-sulphide veins within an intrusive quartz-feldspar porphyry and the adjacent volcanic and sedimentary rocks are demonstrative of epigenetic activity.

The last serious exploration efforts were over 30 years ago that delineated a large area of lower grade copper, molybdenum and zinc ore body. Higher grade sections are not entirely understood. With increased metal prices, a greater knowledge of depositional models, and advances in geochemical and geophysical techniques, a concerted exploration program needs to be undertaken on the French Peak claim to fully assess its potential.

Recommendations

Our geological consultant recommends an exploration program on the FRENCH mineral claim to test for the presence of large body type mineral deposits. The initial stage of this program will be to complete research of public records to assist in determining the outcomes of exploration programs conducted by others in past years. Previous work on the property has discovered porphyry type mineralization with 0.1 to 0.22% copper and associated molybdenum and zinc values over significant widths by following up geochemical and geophysical surveys with trenching and diamond drilling. With recent price increases for the metals found on the property, the grades of mineralization are interesting and many anomalies remain untested. The limited analysis for gold and silver suggest that these elements may occur with the copper mineralization in economically significant concentrations. The property should be re-evaluated as a potential copper-gold-silver deposit.

Work to date shows that the mineralization is responsive to geophysical techniques and to soil geochemistry. Exploration on the property should include re-evaluating any old geochemical data available, testing the correlation between gold geochemistry and copper-lead-zinc geochemistry, and then doing any further soil sampling required to cover the potential mineralized zone. A new Induced Polarization (IP) survey should be conducted over the entire claim.

The on-site drill core from the 1971 drilling is reported to be in very poor condition. Some drill core could be assayed for gold content.

This work should be followed up by trenching of prospective areas not previously trenched. Trenching may not always possible due to the depth of the overburden. Assay results from trench sampling may not provide good results due to strong weathering, but the strength of mineralization should be apparent.

A diamond drill program should then be undertaken to test the best mineralized/altered areas previously uncovered and any new zones outlined.

Due to the elevation of the property, field work should not start until July. The geochemical and geophysical work could be done in July followed by backhoe trenching in August. A limited diamond drill program testing the gold potential could then be conducted in late August or September. Further diamond drilling would be contingent on encouraging results from the initial drilling.

Our consultant further recommended a program of prospecting, mapping, and sampling. In addition, prior to diamond drilling of defined targets, additional geological or geochemical surveys may be necessary, provided we receive successful results from these surveys.

The property will be explored by a series of work phases and each following phase is dependent on the success of the prior phase. To date we have engaged George Nicholson P.Geo. to assess and write a report on the FRENCH claim outlining what has been done to date and his recommended work program.

The FRENCH claim will develop on a planned three-phase exploration program.

Phase 1

The first phase will be carried out in the summer of 2006 and the results and the engineering report is expected to be ready in the late fall. Mr. George Nicholson recommends that a geologist carry out an on-site review and examine in detail the mineralization and alterations developed along the gossans. The previous work carried out is outlined in George Nicholson’s engineering report.

The $16,000 budget for the first phase of exploration is as outlined in the table below:

All US $

Phase 1

If the initial site inspection is favorable, we would carry out the geophysical phase of the program as outlined in the second phase described below.

Phase II

Once the site observations and assays are received and the information plotted and analyzed, a ground geophysics program will be designed. The program would commence in the summer of 2007 depending on weather and the availability of an appropriate contractor. The $85,000 preliminary geophysical program is outlined in the table below:

All US $

Phase II

If the geophysical results are encouraging then a diamond drilling program would be prepared.

Phase III

Based on the satisfactory results in the Phase II, a number of steps would be taken. Additional geophysical work would be carried out to help select drill targets. The drilling program could be enlarged and step-out holes to follow structures and to determine the potential size of the mineralization. This work would be carried out in the fall of 2007. If the results are very encouraging then steps could be taken to secure additional mineral claim in the area either by staking if it is available or by joint venture if it is owned. The budget for this phase will depend on the scope of work that will be in the program.

Based on acceptable results from the above site exploration program and a preliminary market analysis, a diamond drilling program would be developed. A diamond drill has a carbide steel head imbedded with diamonds. The diamond drilling activity produces a small diameter (1 1/2 to 3 inches) solid rock core.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. In addition, if we progress to the production phase, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia’s mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to French Peak is the Mineral Tenure Act, administered by the Mineral Titles Branch of the Ministry of Energy and Mines. The initial phase of our exploration program will consist of hand trenching, sampling, mapping, and possibly a segment of an electronic based geological exploration technique referred to as Induced Polarization. The practice in British Columbia under this act has been to request permission for such a program in a letter to the British Columbia Ministry of Energy and Mines. Permission is usually granted within one week. Should a follow-up exploration program be undertaken, it would probably be intended to refine information garnered in the first phase employing the same methods of exploration.

In addition, the B.C. Ministry of Energy and Mines administers the Mines Act, the Health, Safety and Reclamation Code and the Mineral Exploration Code. Ongoing exploration programs likely will be expanded to include activities such as line cutting, machine trenching and drilling. In such circumstance, a reclamation deposit is usually required in the amount of $3,000 to $5,000. The process of requesting permission and posting the deposit usually takes about 2 weeks. The deposit is refundable upon a Ministry of Energy and Mines inspector’s determination that the exploration program has resulted in no appreciable disturbance to the environment.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in British Columbia. The Mineral Tenure Act also governs the issuance of mining leases, which are long term entitlements to minerals, designed as production tenures. At this phase in the process, a baseline environmental study would have to be produced. Such a study could take many months and cost in excess of $100,000.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy any environmental damage caused such as refilling trenches after sampling or cleaning up fuel spills. Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground. The amount of these costs is not known at this time because we do not know the extent of the exploration program we will undertake, beyond completion of the recommended exploration phase described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a commercially viable deposit is discovered.

DESCRIPTION OF PROPERTY

We currently use approximately 200 square feet of leased office space at 300 Park Avenue Suite 1700 New York, New York 10022. We lease such space from Robert Waters, our sole officer and principal shareholder, for $200 per month which covers the use of the telephone, office equipment and furniture.

Mineral Property Agreement

On July 15, 2005, we entered into an agreement with David Deering to acquire a 100% interest in the FRENCH claim. French Peak’s FRENCH mineral claim is situated approximately 65 km northeast of the Town of Smithers in the Province of British Columbia. The property can be acquired from Mr. Deering by paying him option payments totaling $66,500. After we have earned our 100% interest in the FRENCH claim, the property will be subject to a 2½% Net Smelter Return (“NSR”) of which 1 1/2% can be purchased for $1,000,000.

Property Option Payments

We are required to pay Mr. Deering two Option Payments to keep our Agreement in good standing. The payments are outlined in the table that follows:

Option Payments

Payment	Amount	Status/Date Due
Initial	$ 46,500	Paid Nov-05
Final	$ 20,000	June 15-07
Total	$ 66,500

 Net Smelter Royalty

Net Smelter Returns means the Gross Value of all Minerals, less the following costs, charges and expenses actually paid by the Grantee with respect to the treatment of such Minerals:

1.

Charges for treatment in the smelting and refining processes (including handling, processing, interest and provisional settlement fees, sampling, assaying and representation costs; penalties and other processor deductions);

2.

Actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay and forwarding expenses incurred by reason of or in the course of such transportation) of Minerals concentrates or dore metal from the Property to the place of treatment, including any costs incurred by Grantee for transportation of such Minerals concentrates and dore metal from the Property to the place of sale;

3.	Actual sales and brokerage costs on Minerals for which the Net Smelter Returns royalty is payable; and

4.	Sales and use taxes applicable under local, Province and federal law assessed on the sale of the Minerals on which the Net Smelter Returns Royalty is payable (other than taxes based upon income).

 Location and Land Status

The FRENCH mineral claim consists of a mineral claim within the Omineca Mining Division of British Columbia.

Name	Record Number	Units	Anniversary Date
FRENCH 1	510119	183.83	January 17, 2007

The FRENCH group total area is 183.83 hectares.

The claim is presently in good standing until January 17, 2007.

The claim has not been legally surveyed.

WEBSITE

We will construct a website to provide our shareholders and investors with information relating to the exploration of the FRENCH claim. We anticipate that our website will be operational by the end of 2006.

OFFICES

Our corporate offices are located at 300 Park Avenue Suite 1700 New York, New York 10022. Our telephone number is 212.572.6395.

EMPLOYEES

We currently have no employees. We have one person in management. We do not have an employment contract with our management employee. We plan to employ additional people as we deem necessary as we continue to implement our plan of operation and exploration of the FRENCH property.

LEGAL PROCEEDINGS

To the best of our knowledge, there are no known or pending litigation proceedings against us.

MANAGEMENT

Director and Executive Officer

The following table sets forth information about our executive Officers and Directors.

Name	Age	Position
ROBERT WATERS	55	President/Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer/Director

Robert Waters is our founder and has been our Chief Executive Officer, Chief Financial Officer, President and Director since the company’s inception.

Robert Waters has spent his working career in the public stock market industry. In 1978, Mr. Waters graduated from the University of British Columbia in Vancouver with a degree in Political Science. In 1982, Mr. Waters graduated from York University in Toronto, Canada with a Masters in Business Administration. He also achieved a two-year course in Finance and Investment at Vancouver City College. From July 1982 to December 1982, Mr. Waters was a personal financial planner for Executive Financial Services, a financial planning firm. From January 1983 to September 1983, he was a manager at Nyco Group of Companies. From January 1984 to March 1984, he was a consultant with George S. May International, a management consulting firm. From April 1984 to September 1984, Mr. Waters was a Vice President at Globe Business Consultants, a management consulting firm. From November 1984 to March 1988, Mr. Waters was a stock broker for Levesque Securities National Bank Financial, a brokerage firm. From March 1985 to October 1988, he was an instructor at The Canadian Securities Institute, a firm which provided licensing for stock brokers. From May 1985 to February 1987, Mr. Waters was an instructor on taxation and personal financial planning at Langara College. From March 1988 to November 1988, he was a stockbroker for Davidson Partners, a brokerage firm. From December 1988 to November 1989, he was a stockbroker for Pacific International Securities, a brokerage firm. From December 1989, to September 1998, Mr. Waters was a stock broker for Georgia Pacific Securities, a brokerage firm. From September 1998 to July 1999, he provided consulting services to Business Development, a business consulting firm. From September 1999 to September 2000, he provided Las Vegas from home.com services related to public and broker relations and financial analysis. From September 2000 to September 2003, Mr. Waters was the President of ASDAR Group, an oil and gas exploration firm. From September 2003 to November, 2004 he was Secretary, Treasurer, Director and Chief Financial Officer of Avalon Gold Corporation, a gold exploration company. From March 2001 to November 2004 he was Secretary, Treasurer, Director and Chief Financial Officer of 2U Online.com, Inc. which became Golden Spirit Minerals Ltd in October 2003 and changed it focus from internet based business development to mineral exploration. From March 2000 to March 2001, Mr. Waters was the President of Global Performance Capital, an investor relations firm. From July 2004 to present he has been Marketing and Sales advisor to Coffee Pacifica, Inc. a coffee producer and marketing company. Since 2000 he has been president of Infinity Capital and the company raises venture capital for listed companies in Canada. Robert Waters is our sole member of our Board of Directors.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

BOARD OF DIRECTORS

The board of directors consists of one Director.

BOARD COMMITTEES

In November 2005, our Board of Directors created the Compensation Committee, which is comprised of Robert Waters. The Compensation Committee has the authority to review all compensation matters relating to us.

The Compensation Committee has not yet formulated compensation policies for senior management and executive officer. However, it is anticipated that the Compensation Committee will develop a company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate our employees.

It is further anticipated that one of the aspects of the program will be to link an employee’s compensation to his or her performance, and that the grant of stock options or other awards related to the price of the Common Shares will be used in order to make an employee’s compensation consistent with shareholders gains.

It is expected that salaries will be set competitively relative to the mineral exploration industry and that individual experience and performance will be considered in setting salaries.

In November 2005, our Board of Directors created an Audit Committee, which is comprised of Robert Waters. The Audit Committee is charged with reviewing the following matters and advising and consulting with the entire Board of Directors with respect thereto:

(i)	the preparation of our annual financial statements in collaboration with our independent accountants;
(ii)	annual review of our financial statements and annual report; and
(ii)

all contracts between us and our officer, Director and other affiliates. The Audit Committee, like most independent committees of public companies, does not have explicit authority to veto any actions of the entire Board of Directors relating to the foregoing or other matters; however, our senior management, recognizing their own fiduciary duty to us and our stockholders, is committed not to take any action contrary to the recommendation of the Audit Committee in any matter within the scope of its review.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Lack of Market for Our Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of January 3, 2006, we have 41 registered shareholders.

Rule 144 Shares

As of January 3, 2006, we have a total of 15,500,000 shares of our common stock issued and outstanding. As of May 5, 2006, the 12,000,000 shares owned by Mr. Waters will become available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. After October 2006, a total of 3,500,000 shares held by the 40 shareholders who purchased their shares in the offering by us in October 2005 will become available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 155,000 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company’s affiliates at anytime during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us from the date of our inception until January 3, 2006.

ANNUAL COMPENSATION LONG TERM COMPENSATION

ANNUAL COMPENSATION				LONG TERM COMPENSATION
NAME AND PRINCIPAL POSITION	FISCAL YEAR	CASH SALARY	ANNUAL BONUS	RESTRICTED STOCK COMPENSATION	SECURITIES UNDERLYING AWARDS	OPTIONS (NO. OF SHARES)	ALL OTHER COMPENSATION

ROBERT WATERS	2005	0	0	12,000,000(1)	0	0	0
President, CEO, CFO Treasurer

(1)	Mr. Waters received 12,000,000 founders’ shares for services rendered to us. He will not receive such compensation in the future.

We do not have written employment agreements with Robert Waters. In the future, we will determine on an annual basis how much compensation our officer and director will receive.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of January 3, 2006, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our Directors, (3) each Named Executive Officer and (4) all of our executive officer and Director as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF OUTSTANDING SHARES

5% STOCKHOLDERS, DIRECTOR AND NAMED EXECUTIVE OFFICER

ROBERT WATERS 1600 GOLF ROAD SUITE 1200 ROLLING MEADOWS, ILLINOIS 60008	12,000,000	77.42%

OFFICERS AND DIRECTORS AS A GROUP	12,000,000	77.42%

(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Stock Option Grants

We have not granted any stock options to our executive officer since our incorporation.

SELLING STOCKHOLDERS

The shares being offered for resale by the 40 selling stockholders consist of the shares of common stock sold to a total of 40 seed investors in a Regulation D Rule 506 offering in October 2005. None of the selling stockholders have had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 3, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Stockholder	Shares of Common Stock Owned Prior To Offering	Percent of Common Stock Owned Prior to Offering	Shares of Common Stock To Be Sold(1)	Shares of Common Stock Owned After Offering
Dorothy Mercer	50,000	0.3226	50,000	0
Andrew H. Mercer	50,000	0.3226	50,000	0
Robert Wellman	50,000	0.3226	50,000	0

Heather Campbell	50,000	0.3226	50,000	0
Bryan Minyard	50,000	0.3226	50,000	0
Robert Paul Bazaluk	50,000	0.3226	50,000	0
Bill Bazaluk	50,000	0.3226	50,000	0
Rob Thompson	50,000	0.3226	50,000	0
Rod F. Rawson	50,000	0.3226	50,000	0
Roberta Phillips	50,000	0.3226	50,000	0
R.William Bell	50,000	0.3226	50,000	0
Gloria Bender	50,000	0.3226	50,000	0
Teresa Valiquette	50,000	0.3226	50,000	0
Hisashi Doi	50,000	0.3226	50,000	0
Emre K. Akyurek	50,000	0.3226	50,000	0
Lauren Akyurek	50,000	0.3226	50,000	0
Terri Doi	200,000	1.2903	200,000	0
Keith Gordon Westover	150,000	0.9677	150,000	0
Scott Henderson	200,000	1.2903	200,000	0
Ayla Akyurek	50,000	0.3226	50,000	0
Neil Taylor	50,000	0.3226	50,000	0
Mark Scott	50,000	0.3226	50,000	0
Vernon Kaiman	50,000	0.3226	50,000	0
Kyle German	50,000	0.3226	50,000	0
Michael Carlaw	50,000	0.3226	50,000	0
David Parfitt	150,000	0.9677	150,000	0
James Bunney	150,000	0.9677	150,000	0
Arleen Bunney	150,000	0.9677	150,000	0
Nick Segers	100,000	0.6452	100,000	0
John R. Miller	100,000	0.6452	100,000	0
Antonio Uccheddu	75,000	0.4839	75,000	0
Frank Barr	75,000	0.4839	75,000	0
Norman Reddy	75,000	0.4839	75,000	0
George Keeley	125,000	0.8065	125,000	0
Nancy Talbot	125,000	0.8065	125,000	0
Angelina Bresolin	125,000	0.8065	125,000	0
Bethany Calhoun	125,000	0.8065	125,000	0
Peter Stecher	125,000	0.8065	125,000	0
Tracey Stecher	175,000	1.129	175,000	0
Karly Grant	175,000	1.129	175,000	0

(1)	Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our Officers or Directors or an officer or director of our predecessors or affiliates

-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $0.02 until a market develops for the stock.

There currently is no market to trade our common stock. Quotation on the OTC Bulletin Board would provide liquidity for our common stock, as parties to a transaction would have a market on which to trade our common stock. In order for our stock to be quoted on the OTC Bulletin Board, a market maker must submit a 15c-211 application on our behalf in order to make a market for our common stock. Our application must then be approved by NASD before our stock can be quoted. The application process to be quoted on the OTC Bulletin Board takes approximately two to three months. We have not yet engaged a market maker to submit our application.

The shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,

o	transactions involving cross or block trades on any securities or market where our common stock is trading,

o	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

o	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. Short sales of common stock “against the box” that are covered with shares subject to this registration statement cannot be made before the registration statement becomes effective, as such sales would constitute a violation of Section 5.

We have informed security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished form ordinary trading efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 144 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock of the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling stockholders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $12,700.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use approximately 200 square feet of leased office space at 300 Park Avenue Suite 1700 New York, New York 10022. We lease such space from Robert Waters, our President, for $200 month which covers the use of the telephone, office equipment and furniture.

Our sole officer, Director and founder, Robert Waters is deemed to be our promoter. French Peak Resources Inc was incorporated in the State of Delaware on May 5, 2005 and 12,000,000 shares were issued to Robert Waters as founder’s shares for services rendered as our President. Other than the lease and share issuance set forth herein there have been no other transactions with our promoter.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and no shares of preferred stock. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of January 3, 2006, 15,500,000 shares of common stock are issued and outstanding and held by 41 shareholders. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights.

Preferred Stock

We have no shares of preferred stock authorized.

Liquidation Rights

Upon our liquidation or dissolution, each outstanding Common Share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights

We do not have limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Delaware Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.

Voting Rights

Holders of our Common Shares are entitled to cast one vote for each share held of record at all shareholders meetings for all purposes.

Other Rights

Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of us. We have not issued debt securities.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director’s fiduciary duty, except:

o	for any breach of a director’s duty of loyalty to the corporation of its stockholders,

o	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

o	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

o	for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney’s fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TRANSFER AGENT

The Company has not appointed a transfer agent for its common stock at this time.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726. Its telephone number is (732) 409-1212.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus included elsewhere in the registration statement have been audited by Gately & Associates, LLC independent auditors, as stated in their report appearing herein and elsewhere in the registration statement and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

FRENCH PEAK RESOURCES INC.

(an exploration stage company)

FINANCIAL STATEMENTS

As Of November 30, 2005

INDEPENDENT REGISTERED AUDITORS REPORT	F-1

BALANCE SHEET	F-2

STATEMENT OF OPERATIONS	F-3

STATEMENT OF STOCKHOLDERS’ EQUITY	F-4

STATEMENT OF CASH FLOWS	F-5

FINANCIAL STATEMENT FOOTNOTES	F-6

Gately & Associates, LLC

1248 Woodridge Court

Altamonte Springs, FL 32714

jgately@earthlink.net

Tel (407) 341-6942

Fax (407) 540-9612

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Board of Directors and Shareholders

FRENCH PEAK RESOURCES INC.

Gentlemen:

We have audited the accompanying balance sheet of FRENCH PEAK RESOURCES INC. (an exploration stage company) as of November 30, 2005 and the related statements of operations, stockholder’s equity and cash flows from inception (May 5, 2005) through November 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on the audit.

We conducted the audit in accordance with U.S. generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FRENCH PEAK RESOURCES INC. as of November 30, 2005, and the statement of operations and cash flows from inception (May 5, 2005) through November 30, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gately & Associates, LLC

December 1, 2005

FRENCH PEAK RESOURCES INC.
(an exploration stage company)
BALANCE SHEET
As of November 30, 2005

ASSETS

CURRENT ASSETS	11/30/2005

Cash	$23,514

Total Current Assets	23,514

TOTAL ASSETS	$23,514

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable	$-
Accrued expenses	650

Total Current Liabilities	650

LONG-TERM LIABILITIES

None	-

TOTAL LIABILITIES	650

STOCKHOLDERS’ EQUITY

Common Stock, $.001 par value
Authorized: 100,000,000 Issued: 15,500,000	15,500
Additional paid in capital	66,500
Accumulated deficit during development stage	(59,136)

Total Stockholders’ Equity	22,864

TOTAL LIABILITIES AND EQUITY	$23,514

The accompanying notes are an integral part of these financial statements.

FRENCH PEAK RESOURCES INC.
(an exploration stage company)
STATEMENT OF OPERATIONS
from inception (May 5, 2005) through November 30, 2005

FROM
INCEPTION

REVENUE	$-

COST OF SERVICES	-

GROSS PROFIT OR (LOSS)	-

GENERAL AND ADMINISTRATIVE EXPENSES	12,636

GENERAL EXPLORATION	46,500

OPERATING INCOME	(59,136)

ACCUMULATED DEFICIT	$(59,136)

Earnings (loss) per share, basic	$-

Weighted average number of common shares	12,291,667

The accompanying notes are an integral part of these financial statements.

FRENCH PEAK RESOURCES INC.
(an exploration stage company)
STATEMENT OF STOCKHOLDERS’ EQUITY
As of November 30, 2005

			ADDITIONAL
	COMMON	PAR	PAID IN	ACCUM.	TOTAL
	STOCK	VALUE	CAPITAL	DEFICIT	EQUITY

Common stock issued as officers’	12,000,000	$12,000	$-	$-	$12,000
compensation on company formation
March 31, 2004 at $0.001 per share

Common stock issued for cash	3,500,000	3,500	66,500		70,000
October, 2005 at $0.02
per share on private placement

Net income (loss)				(59,136)	(59,136)

Balance, November 30, 2005	15,500,000	$15,500	$66,500	$(59,136)	$22,864

The accompanying notes are an integral part of these financial statements.

FRENCH PEAK RESOURCES INC.
(an exploration stage company)
STATEMENTS OF CASH FLOWS
from inception (May 5, 2005) through November 30, 2005

FROM
CASH FLOWS FROM OPERATING ACTIVITIES	INCEPTION

Net income (loss)	$(59,136)

Adjustments to reconcile net income to net cash
provided by (used in) operating activities:

Stock issued as compensation	12,000
Increase (Decrease) in accrued expenses	650

Total adjustments to net income	12,650

Net cash provided by (used in) operating activities	(46,486)

CASH FLOWS FROM INVESTING ACTIVITIES

None	-

Net cash flows provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from stock issuance	70,000

Net cash provided by (used in) financing activities	70,000

CASH RECONCILIATION

Net increase (decrease) in cash	23,514
Cash - beginning balance	-

CASH BALANCE END OF PERIOD	$23,514

The accompanying notes are an integral part of these financial statements.

FRENCH PEAK RESOURCES INC.

(an exploration stage company)

FOOTNOTES TO FINANCIAL STATEMENTS

NOTE 1 - OPERATIONS AND BASIS OF PRESENTATION

FRENCH PEAK RESOURCES INC. (the Company), an exploration stage company, was incorporated on May 5, 2005 in the State of Delaware. The Company is an exploration stage mining company. On July 15, 2005 the Company became actively engaged in acquiring mineral properties, raising capital, and preparing properties for exploration. The Company did not have any significant mining operations or activities from inception; accordingly, the Company is deemed to be in the exploration stage.

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of the mineral properties and other assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses of from inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in continuing to raise additional capital, establishing probable or proven reserves, or determining if the mineral properties can be mined economically. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The fiscal year end of the Company is November 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue and Cost Recognition:

The Company uses the accrual basis of accounting for financial statement reporting. Revenues and expenses are recognized in accordance with Generally Accepted Accounting Principles for the industry. Certain period expenses are recorded when obligations are incurred.

Use of Estimates:

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those results.

Accounts Receivable, deposits, Accounts Payable and accrued Expenses:

Accounts receivable have historically been immaterial and therefore no allowance for doubtful accounts has been established. Normal operating refundable Company deposits are listed as Other Assets. Accounts payable and accrued expenses consist of trade payables created from the normal course of business.

Non-mining Property and Equipment:

Property and equipment purchased by the Company are recorded at cost. Depreciation is computed by the straight-line method based upon the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are charged to expense as incurred as are any items purchased which are below the Company’s capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from accounts, and any related gain or loss is reflected in income for the period.

FRENCH PEAK RESOURCES INC.

(an exploration stage company)

FOOTNOTES TO FINANCIAL STATEMENTS

Income Taxes:

The Company accounts for income taxes using the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The Company’s management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used.

Stock Based Compensation:

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (SFAS 123), which is effective for periods beginning after December 15, 1995. SFAS 123 requires that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value or provide pro-forma disclosure of the effect on net income and earnings per share in the Notes to the Financial Statements. The Company has adopted SFAS 123 in accounting for stock-based compensation.

Cash and Cash Equivalents, and Credit Risk:

For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The portion of deposits in a financial institution that insures its deposits with the FDIC up to $100,000 per depositor in excess of such insured amounts are not subject to insurance and represent a credit risk to the Company.

Foreign Currency Translation and Transactions:

The Company’s functional currency is the US dollar. No material translations or transactions have occurred. Upon the occurrence of such material transactions or the need for translation adjustments, the Company will adopt Financial Accounting Standard No. 52 and other methods in conformity with Generally Accepted Accounting Principles.

Earnings Per Share:

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), “Earnings Per Share”. SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share based upon the weighted average number of common shares for the period.

NOTE 3 - AFFILIATES AND RELATED PARTIES

Significant relationships with (1) companies affiliated through common ownership and/or management, and (2) other related parties are as follows:

The Company has compensated officers of the Company with compensation in the form of stock as described in the equity footnote.

FRENCH PEAK RESOURCES INC.

(an exploration stage company)

FOOTNOTES TO FINANCIAL STATEMENTS

NOTE 4 - INCOME TAXES

The Company has available net operating loss carryforwards for financial statement and federal income tax purposes. These loss carryforwards expire if not used within 20 years from the year generated. The Company’s management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

NOTE 5 - LONG-TERM DEBT

The Company has no long-term debt.

NOTE 6 - SHAREHOLDERS’ EQUITY

Common Stock:

The Company has authorized one hundred million (100,000,000) shares of common Stock with a par value of $.001. The Company has 15,500,000 shares of common stock issued and outstanding.

On May 5, 2005 the Company issued 12,000,000 shares of common stock to the Company President, Robert Waters, as compensation for the formation of the corporation and services rendered for a value of $12,000 or $0.001 per share.

During October 2005, the Company issued 3,500,000 shares of common stock at a price of $.02 per share in a private placement offering exempt from registration with the U.S. Securities Act of 1933 for a total value of $70,000.

Common Stock Recorded as Compensation:

The Company does not have an employee stock compensation package set up at this time. The stock compensation that has been granted falls under Rule 144.Compliance with Rule 144 is discussed in the following paragraph.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company’s common stock then outstanding.

2.	The average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

FRENCH PEAK RESOURCES INC.

(an exploration stage company)

FOOTNOTES TO FINANCIAL STATEMENTS

NOTE 7 – CONTRACTS AND AGREEMENTS

On July 15, 2005 the Company entered into a purchase agreement with an individual, David Deering, whereby a 100% interest in 46 mineral claims located 65Km Northeast of Smithers, British Columbia, Canada was purchased. The Company has satisfied the initial payment of $46,500 and will need a further $20,000 to be paid on or before June 15, 2007. The agreement calls for a production royalty of 2½% percent to be paid to the seller of the Net Smelter Returns from the production of minerals from the Mining.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Commitments of the Company include the responsibility to the registration costs of the proposed filing.

Management is not aware of any contingent matters that could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity.

NOTE 9 - LITIGATION, CLAIMS AND ASSESSMENTS

From time to time in the normal course of business the Company will be involved in litigation. The Company’s management has determined any asserted or unasserted claims to be immaterial to the financial statements.

NOTE 10 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has experienced losses from inception. The Company’s financial position and operating results raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company lacks an operating history and has losses which we expect to continue into the future. The Company was incorporated in May 2005 and has not started the proposed business operations or realized any revenues. The Company has no operating history upon which an evaluation of our future success or failure can be made. The ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	ability to locate a profitable mineral property
•	ability to generate revenues
•	ability to raise the capital necessary to continue exploration of the property.

Based upon current plans, the Company expects to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of mineral properties. The Company cannot guarantee that it will be successful in generating revenues in the future. Failure to generate revenues may cause the Company to go out of business.

The Company intends to generate additional capital from the public markets to increase its ability to locate profitable mineral property and generate revenues. The Company may also consider public or private debt transactions and/or private placement, but has no such actions in place at this time.

FRENCH PEAK RESOURCES, INC.

3,500,000 SHARES COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$8.24
Federal Taxes	$0.00
State Taxes and Fees	$0.00
Transfer Agent Fees	$0.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$5,000.00
Blue Sky fees and expenses	$0.00
Miscellaneous	$0.00

Total	$10,008.24

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

French Peak Inc was incorporated in the State of Delaware on May 5, 2005 and 12,000,000 shares were issued to Robert Waters for founders shares. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Waters had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for these transactions.

In October 2005, we completed a Regulation D, Rule 506 Offering in which we issued a total of 3,500,000 shares of our common stock to a total of 40 investors, at a price per share of $.02 for an aggregate offering price of $70,000. Each investor received a copy of our private placement memorandum and completed a questionnaire to confirm that they were either “accredited” or “sophisticated” investors.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Dorothy Mercer	50,000
Andrew H. Mercer	50,000
Robert Wellman	50,000
Heather Campbell	50,000
Bryan Minyard	50,000
Robert Paul Bazaluk	50,000
Bill Bazaluk	50,000
Rob Thompson	50,000
Rod F. Rawson	50,000
Roberta Phillips	50,000
R.William Bell	50,000
Gloria Bender	50,000
Teresa Valiquette	50,000
Hisashi Doi	50,000
Emre K. Akyurek	50,000
Lauren Akyurek	50,000
Terri Doi	200,000
Keith Gordon Westover	150,000
Scott Henderson	200,000
Ayla Akyurek	50,000
Neil Taylor	50,000
Mark Scott	50,000
Vernon Kaiman	50,000
Kyle German	50,000
Michael Carlaw	50,000
David Parfitt	150,000
James Bunney	150,000
Arleen Bunney	150,000
Nick Segers	100,000

John R. Miller	100,000
Antonio Uccheddu	75,000
Frank Barr	75,000
Norman Reddy	75,000
George Keeley	125,000
Nancy Talbot	125,000
Angelina Bresolin	125,000
Bethany Calhoun	125,000
Peter Stecher	125,000
Tracey Stecher	175,000
Karly Grant	175,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in October 2005 were restricted in accordance with Rule 144 of the Securities Act of 1933.

ITEM 27. EXHIBITS.

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	FRENCH Property Option Agreements
10.2	Trust Agreement
10.3	Geological Summary Report on the FRENCH Claims
10.4	Consent of George Nicholson P.Geo.
23.1	Consent of Gately & Associates
23.2	Consent of Counsel, as in Exhibit 5.1

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Rolling Meadows, State of Illinois on January 4, 2006.

By:	/s/ ROBERT WATERS
ROBERT WATERS
President, Chief Executive Officer,
Chief Financial Officer,
Principal Accounting Officer, and
Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints ROBERT WATERS, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ROBERT WATERS	President, Chief Executive Officer,
	ROBERT WATERS	Chief Financial Officer,
Principal Accounting Officer, and
Chairman of the Board of Directors

Dated: January 4, 2006